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                                         MORGAN & COMPANY
                                         CHARTERED ACCOUNTANTS









                   INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of New Paltz Capital Corp. on Form SB-2 of our Auditors' Report, dated
August 24, 2001, on the balance sheets of New Paltz Capital Corp.
as at June 30, 2001 and 2000, and the related statements of operations and deficit, cash flows, and stockholders' equity for the year ended June 30, 2001, and for the period from inception on March 14, 2000 to June 30, 2000.

In addition, we consent to the reference to us under the heading
"Interests Of Named Experts And Counsel" in the Registration
Statement.




Vancouver, Canada                         /s/ "Morgan & Company"
November 8, 2001                           Chartered Accountants


Tel: (604) 687-5841      Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075        ACPA          Suite 1488-700 West Georgia St.
www.morgan-cas.com      International             Vancouver, B.C. V7Y1A1